UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
 __________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 27, 2016

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MASIMO CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	001-33642	33-0368882
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 Discovery Irvine, California	92618
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 297-7000
Not Applicable
(Former name or former address, if changed since last report)
 _______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.....Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 27, 2016, the Board of Directors (the “Board”) of Masimo Corporation (“Masimo”) appointed Adam Mikkelson as a Class III director of Masimo. Mr. Mikkelson will serve as a member of each of the Audit Committee, the Compensation Committee and the Nominating, Compliance and Corporate Governance Committee of the Board.
Adam P. Mikkelson, age 38, is a Partner at Camber Capital Management, LLC, a healthcare-focused investment fund. Mr. Mikkelson has been with Camber Capital since 2007 and has nearly 15 years of experience in the healthcare investment arena, where he focuses on identifying and actively monitoring investment opportunities in both the therapeutic and medical device sectors. Prior to joining Camber Capital, Mr. Mikkelson held various roles at Datamonitor plc and Leerink Partners. He received his B.Sc. in Business Administration from Boston University.
In accordance with Masimo’s Non-Employee Director Compensation Policy adopted on February 11, 2016, as a non-employee director of Masimo, Mr. Mikkelson is initially entitled to receive cash compensation in the amount of $50,000 per year for his service on the Board, $7,500 per year for his service on each Board committee and a $1,000 per meeting cash fee for each committee meeting he attends in excess of the first eight meetings of each committee during the fiscal year. In addition, on the date of Masimo’s next annual meeting of stockholders and each annual meeting of stockholders thereafter, Mr. Mikkelson will receive a grant of restricted stock units with respect to shares of Masimo’s common stock having a grant date fair value of $140,000, rounded down to the nearest whole share (the “RSUs”). The RSUs will vest on the earlier of the one-year anniversary of the grant date or the date of the next annual meeting of stockholders of the Company, subject to Mr. Mikkelson’s continued service with Masimo through the applicable vesting date.
Masimo also entered into an indemnity agreement with Mr. Mikkelson in the same form as its standard form of indemnity agreement with its other directors.
There are no family relationships between Mr. Mikkelson and any director or executive officer of Masimo and he was not selected by the Board to serve as a director pursuant to any arrangement or understanding with any person. Mr. Mikkelson has not engaged in any transaction that would be reportable as a related party transaction under Item 404(a) of Regulation S-K.
On October 27, 2016, Masimo issued a press release announcing the appointment of Mr. Mikkelson to the Board. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits
99.1	Press Release, dated October 27, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Masimo Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MASIMO CORPORATION

Date: October 27, 2016	By:	/s/ MARK P. DE RAAD
Mark P. de Raad
Executive Vice President & Chief Financial Officer
(Principal Financial Officer)